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                                                                 EXHIBIT 99.b.11

                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights," "Management and Administration of the Trust-Independent Auditor" and "Shareholder Communications" and to the use of our reports dated December 19, 1997 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of American AAdvantage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940.




                                    /s/ ERNST & YOUNG LLP
                                    ------------------------
                                    ERNST & YOUNG LLP


Dallas, Texas
February 24, 1998

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in Post-Effective Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 of the American AAdvantage S&P 500 Index Fund (one of the Funds comprising American AAdvantage Funds) on Form N-1A of our reports dated February 13, 1998 on our audits of the financial statements and financial highlights of the American AAdvantage S&P 500 Index Fund and the Equity 500 Index Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1997 which is incorporated by reference in the Post-Effective Amendment to each Registration Statement.


                                               /s/ COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
February 26, 1998